Yankee Gas Services Company
              Pro Forma Impacts of Proposed Transactions
                       (Thousands of Dollars)

I. BALANCE SHEET IMPACT

                                                              Pro Forma     Pro Forma
                                                              Common        Common
                                              Actual           Stock        Stock          Pro Forma
                                              31-Mar-00       Dividend      Repurchase     31-Mar-00

Common Shares                                 $       5                                     $     5
Paid in Capital                                 460,123                      (119,579)(B)   340,545
Retained Earnings                                 3,129       (15,050)(A)                   (11,921)
  Total Common Equity                           463,257       (15,050)        (119,579)     328,629
Long-Term Debt                                  159,000             -                       159,000
Short-Term Debt                                  35,000        15,050 (A)      119,579 (B)  169,629
Obligations Under Capital Leases                      -                                                -
   Total Capitalization                       $ 657,257          $ -            $  -      $ 657,257

Total Common Equity to Total Capitalization      70.5%                     50.0%

(A)	Pay common dividend up to the limitation of 80% of Gross Earnings (earnings before the amortization of merger goodwill) on a rolling five-year average basis.  Common dividends are funded through the issuance of short-term debt.

80% TEST WORKSHEET:

                                                            80% of
                                         1-Yr              Rolling 5-Yr.
                                       Gross Earnings      Avg. G/E

                     1996                 $ 19,441
                     1997                   19,739
                     1998                   16,978
                     1999                   15,907
Projected 2000 dividend                     21,996 *        $ 15,050

*Projected 2000 Gross Earnings:
Pre merger:
                 Jan 2000                 $ 6,850
                 Feb                        2,471
        Actual March 2000                   3,756
      Budget Apr-Dec 2000                   8,919
                                         $ 21,996

(B) Repurchase sufficient amount of common stock from YES that allows Yankee Gas to reduce its common equity ratio to 50%.  The stock repurchase is funded through the issuance of additional long-term debt.

II.	INCOME STATEMENT IMPACT

                                                                                  Annual Increase in
                                                 Principal    Interest Rate       Interest Expense

LTD Interest                                   $ 119,579      8.125%              $ 9,716
STD Interest                                   $  15,050      7.250%                1,091
                   subtotal                                                        10,807
Income taxes                                                                       (4,323)
Decrease (increase) in annual net income                                            6,484




                            Yankee Energy System, Inc. Consolidated
                          Pro Forma Impacts of Proposed Transactions
                                (Thousands of Dollars)

I.   BALANCE SHEET IMPACT

                                                               Pro Forma      Pro Forma
                                                               Common         Common
                                             Actual            Stock          Stock           Pro Forma
                                             31-Mar-00         Dividend       Repurchase      31-Mar-00

Common Shares                                 $     -                                         $      -
Paid in Capital                               481,878                         (114,809) (B)    367,069
Retained Earnings                               1,840          (15,050) (A)                    (13,210)
  Total Common Equity                         483,718          (15,050)       (114,809)        353,859
Long-Term Debt                                164,000                -         119,579 (B)     283,579
Short-Term Debt                                60,000           15,050 (A)      (4,770)(B)      70,280
Obligations Under Capital Leases                    -                                                -
Total Capitalization                        $ 707,718         $      -               -      $  707,718

Total Common Equity to Total Capitalization      68.3%                                           50.0%

(A)  Pay common dividend from proceeds of pro forma Yankee Gas common dividend.
(B)  Repurchase sufficient amount of common stock from NU that allows YES to reduce its consolidated common equity ratio to 50%.  The stock repurchase is funded from the proceeds of the Yankee Gas stock repurchase; excess cash is used to reduce YES (parent) short-term debt.

II. INCOME STATEMENT IMPACT

                                                                                 Annual Increase in
                                             Principal       Interest Rate        Interest Expense

LTD Interest                                 $ 119,579         8.125%             $ 9,716
STD Interest                                 $  10,280         7.250%                 745
              subtotal                                                             10,461
Income taxes                                                                       (4,184)
Decrease (increase) in annual net income                                            6,277





                           Northeast Utilities Consolidated
                        Pro Forma Impacts of Proposed Transactions
                                (Thousands of Dollars)

I. BALANCE SHEET IMPACT

                                                      Actual            Pro Forma         Pro Forma
                                                     31-Mar-00          Adjustments        31-Mar-00

Common Shares                                           $ 742,731                             $  742,731
Paid in Capital                                           979,176                                979,176
Retained Earnings                                         642,092                                642,092
  Total Common Equity                                   2,363,999                              2,363,999
Preferred Stock                                           255,989                                255,989
Long-Term Debt                                          2,543,989           119,579 (A)        2,663,568
Long-Term Debt and Preferred Stock - Current Portion      346,123                                346,123
Short-Term Debt                                           984,000            10,280 (B)          864,421
                                                                           (129,859)(C)
Obligations Under Capital Leases                          168,411                                168,411
   Total Capitalization                               $ 6,662,511           $     -         $  6,662,511

Total Common Equity to Total Capitalization                 35.5%                                   35.5%

(A)   Issue YES Consolidated long-term debt to fund common stock repurchase.
(B)   Issue YES Consolidated short-term debt to fund common stock dividend.
(C)   Retire portion of NU Parent term note from proceeds of YES common stock repurchase and common dividend.

II.   INCOME STATEMENT IMPACT

                                                                                  Annual Increase in
                                             Principal        Interest Rate       Interest Expense

LTD Interest - Yankee Gas                    $ 119,579            8.125%            $  9,716
STD Interest - Yankee Consolidated           $  10,280            7.250%                 745
NU Parent Term Note Interest                 $(129,859)           8.125%             (10,551)

                            subtotal                                                     (90)
Income taxes                                                                              36
Decrease (increase) in annual net income                                            $    (54)
